                                                                    Exhibit 4.16


                   REGISTRATION RIGHTS AGREEMENT (WARRANTS)

                                                                     EXHIBIT B-2
                                                                     -----------


                              REGISTRATION RIGHTS
                              -------------------
                                    Warrants

     Terms defined in the Bridge Financing Agreement dated as of December 1, 1999 (the "Agreement"), among Citation Corporation (the "Company") and Citation Funding, Inc., a Delaware corporation, First Union Investors, Inc., a North Carolina corporation (each individually, a "Purchaser" and collectively, the "Purchasers") and The Chase Manhattan Bank, a New York banking corporation, (together with the Purchasers, the "Bridge Parties"), unless defined herein are used herein as therein defined.


21.  Securities Subject
     ------------------

          (a)  Definitions.

          "Demand Registration" means a Demand Registration, as defined in
           -------------------
Section 3.

          "Holder" means any registered owner from time to time of any
           ------
Obligation.

          "Warrant Shares" means the shares of common stock of the Company
           --------------
delivered pursuant to any Warrant.

          "Piggy-Back Registration" means a Piggy-Back Registration as defined
           -----------------------
in Section 4.

          "Registrable Security" means each Warrant Share until (i) a
           --------------------
registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or may be sold pursuant to Rule 144(k) or (iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Agreement and it may be resold without subsequent registration under the Securities Act.

          "Required Holders" means the Holder(s) of (or any Underwriter for) 25%
           ----------------
or more in aggregate principal amount of the Registrable Securities.

          "Selling Holder" means a Holder who is selling Registrable Securities
           --------------
pursuant to a registration statement.

          "Shelf Registration" means the shelf registration filed by the Company
           ------------------
with respect to the Warrant Shares.

          "Underwriter" means a securities dealer that purchases any Registrable
           -----------
Securities as principal and not as part of such dealer's market-making activities.

          "Warrant" means any Warrant issued by the Company pursuant to the
           -------
Agreement.

22.  RESERVED

23.  Demand Registration
     -------------------

          (a) Request for Registration. If a Shelf Registration with respect to
              ------------------------
the Warrant Shares, is not effective under the Securities Act within 90 days of each Release Date (as defined in the Escrow Agreement), the Required Holders may after such 90-day period make a written request for registration under the Securities Act ("Demand Registration'') of all or part of its or their Registrable Securities; provided that the Company shall not be obligated to
                        --------
effect more than two (2) Demand Registrations in respect of the Warrant Shares and provided, further that, in any case, no Demand Registration need be effected
    --------  -------
if a Shelf Registration or other registration which includes such Registrable Securities has become effective. Such request will specify the aggregate principal amount of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of the Registrable Securities and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof within 15 Business Days after receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate principal amount of Registrable Securities to be registered and the intended method of disposition thereof. Unless the Holder or Holders (the "Majority Holders") of a majority of the Registrable Securities to be registered in such Demand Registration shall consent in writing, no other party, including the Company (but excluding another Holder of a Registrable Security), shall be permitted to offer securities under any such Demand Registration. The Company shall use their best efforts to keep the Shelf Registration discussed in this section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of the Agreement, and to ensure that it conforms with the requirements of the Agreement, the Act and the polices, rules and regulations of the Commission as announced from time to time, for a period of at least 180 days following the date on which such Shelf Registration first becomes effective under the Act.

          (b) Effective Registration and Expenses. A registration will not count
              -----------------------------------
as a Demand Registration until it has become effective (unless the Holders demanding such registration withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Registrable Securities agree to pay all Registration Expenses (as hereinafter defined)). Except as provided above, the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

          (c) Priority on Demand Registrations. If the Holder or Majority
              --------------------------------
Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing Underwriter or Underwriters of such offering advise the Company and the Holders in writing that in their opinion the aggregate principal amount of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate amount of Registrable Securities which in the opinion of such managing Underwriter or Underwriters can be sold without any such material adverse effect, and such amount shall be allocated pro rata among the Holders of Registrable Securities
                          --- ----
on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder. To the extent Registrable Securities so requested to be registered are excluded from the offering, the Holders of such Registrable Securities, as a group, shall have the right to one additional Demand Registration under this section.

          (d) Selection of Underwriters. If any Demand Registration is in the
              -------------------------
form of an underwritten offering, the Bridge Parties or the Majority Holders shall designate, with the approval of the Company, such approval not to be unreasonably withheld or delayed, the Underwriter or a group of Underwriters to be utilized in connection with a public offering of the applicable issue of Registrable Securities.

24.  Piggy-Back Registration
     -----------------------

          (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders (provided that, in the case of a
                                                --------
registration on demand of such security holders, the holders of a majority in aggregate principal amount of any such equity securities consent in writing) of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), the Company's Shelf Registration or any Demand Registration), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such principal amount of Registrable Securities as each such Holder may request (a "Piggy-Back Registration").

The Company shall use all reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering deliver a written opinion to the Company that either because of
(i) the kind or combination of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, the Company and such other persons intend to make, are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable
                                         --- ----
Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that if
                                                          --------
securities are being offered for the account of other persons or entities as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

25.  Holdback Agreements
     -------------------

          (a) Restrictions on Public Sale by Holder of Registrable Securities.
              ---------------------------------------------------------------
Each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 120-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (b) Restrictions on Public Sale by the Company. The Company agrees (i)
              ------------------------------------------
not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 3 or Section 4 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any registration statement (except as part of such registration statement (x) where the Holder or Holders of a majority of the Registrable Securities to be included in such registration statement consent,
(y) where Holders are participating pursuant to Section 4 hereof in such registration statement and such registration statement was filed by the Company with respect to the sale of securities by the Company and no Holder is simultaneously participating in a registration statement pursuant to Section 3 hereof or the commencement of a public distribution of Registrable Securities other than pursuant to a Shelf Registration); and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Company issues or agrees to issue any privately placed securities similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this
                             --------
paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

26.  Registration Procedures
     -----------------------

     Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 3 hereof, the Company will use all reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request and with a Shelf Registration, the Company will as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such filed registration statement to become effective within the time period described in Section 3 hereof; provided
                                                                     --------
     that if the Company shall furnish to the Holders making a request pursuant to Section 3 a certificate signed by the Chief Executive Officer of the Company stating that in his good-faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 3; and provided (i) that before filing a
                                               --------
     registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holder or Majority Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each Selling Holder covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (i) in the case of a Shelf Registration, for the period until the Notes have been redeemed in full and (ii) in connection with a registration pursuant to Section 3 for a period of not less than 270 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

               (c) furnish to each Selling Holder and Underwriter, prior to filing the registration statement or prospectus or any amendment or supplement thereto, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

               (d) use all reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions in the United States as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the
                                                          --------
     Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (e) use all reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company, any Affiliate or any Subsidiary to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

               (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

               (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (h) make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any Subsidiary (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or
     (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company, its Affiliates or its Subsidiaries or otherwise unless and until such information is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (i) in the event such sale is pursuant to an underwritten offering, use all reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, as the Selling Holders of a majority in aggregate principal amount of the Registrable Securities being sold or the managing Underwriter, reasonably requests; and

               (j) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(f) hereof to and excluding the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement copies of the prospectus supplemented or amended to conform with the requirements of Section 6(f) hereof.

27.  Registration Expenses
     ---------------------

          In connection with any registration statement required to be filed pursuant to Section 3 or 4 hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses,
(iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities if the Company shall choose to list such Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 6(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) fees and expenses of a single counsel for the Holders (which counsel shall be selected by the Bridge Parties if the Bridge Parties are Holders) incurred in connection with the registration hereunder. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

28.  Indemnification: Contribution
     -----------------------------

          (a) Indemnification by the Company. The Company agrees to indemnify
              ------------------------------
and hold harmless each Selling Holder, its officers, directors and agents, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any Affiliate of such Person, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; provided that with
                                                        --------
respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to enter into an underwriting agreement with the Underwriters of the Registrable Securities which shall indemnify their officers, directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 8.

          (b) Indemnification by Holder of Registrable Securities. Each Selling
              ---------------------------------------------------
Holder agrees to indemnify and hold harmless the Company, its directors and officers and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company, or its directors or officers or agents, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or agents or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless the Bridge Parties and any Affiliate of the Bridge Parties, including DLJSC, CSI and FUSI, if the Bridge Parties or any Affiliate of the Bridge Parties, including DLJSC, CSI and FUSI, acts as Underwriter of the Registrable Securities on substantially the same basis as that of the indemnification of the Company provided in this
Section 8.

          (c) Conduct of Indemnification Proceedings. If any action or
              --------------------------------------
proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under clauses (a) or (b) above (an "Indemnified Party'') in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties) and that such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. If the indemnification provided for in this Section
              ------------
8 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Company and its respective Indemnified Parties and the Selling Holders and their respective Indemnified Parties on the one hand and the Underwriters and their respective Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Company and its respective Indemnified Parties on the one hand and each Selling Holder and their respective Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for
--- ----
such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any

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amount in excess of the amount by which the total price at which the Registrable
Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.        Participation in Underwritten Registration
          ------------------------------------------

               No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

10.       Rule 144
          --------

               If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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